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                                   EXHIBIT 3.1

                                RESTATED CHARTER
                                       OF
                           FIRST AMERICAN CORPORATION
                      (herein sometimes the "Corporation")
                         AS RESTATED ON JANUARY 13, 1997


     Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following restated charter (hereinafter the "Charter"):

                                    ARTICLE I

     The name of the corporation is First American Corporation.

                                   ARTICLE II

     The duration of the Corporation is perpetual.

                                   ARTICLE III

     The address of the principal office of the Corporation in the State of Tennessee shall be First American Center, Nashville, Tennessee 37237, County of Davidson.

                                   ARTICLE IV

     The Corporation is for profit.

                                    ARTICLE V
     A. The purpose for which the Corporation is organized is to transact the business of a holding company with all of the powers granted generally to corporations for profit by the Statutes of Tennessee, and without limiting in any manner the scope and generality of the foregoing, the Corporation shall have the following purposes and powers:

         1. To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, or issued or created by the United States of America or any state or commonwealth thereof of any foreign country, or by any agency, subdivision, territory, dependency,

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possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon.

              The term "securities" as used in this Charter shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fraction undivided interests in oil, gas, or other mineral rights, or, in general, any interests or instruments commonly known as "securities," or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing.

         2. To make, establish and maintain investments in securities, and to supervise and manage such investments.

         3. To cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

         4. To acquire by purchase or exchange, or by transfer to or by merger or consolidation with the Corporation or any corporation, firm, organization, association or other entity owned or controlled, directly or indirectly, by the Corporation, or to otherwise acquire, the whole or any part of the business, good will, rights, or other assets of any corporation, firm, organization, association or other entity, to operate and/or carry on the business of same, and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof, to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the Corporation, or by any other lawful means.

         5. To make loans and give other forms of credit, with or without security, and to negotiate and make contracts and agreements in connection therewith.

         6. To aid by loan, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association or other entity of which any securities are in any manner directly or indirectly held by the Corporation or in which the Corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such corporation, firm, organization, association or entity; to guarantee or, with or without recourse against any such corporation, firm, organization, association or entity, to assume the payment of the principal of, or the interest on, any obligations issued or incurred by such corporation, firm, organization, association or entity; to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in

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any manner, directly or indirectly, held, guaranteed or assumed by the
Corporation, and to do any and all acts and things designed to accomplish any such purpose.

         7. To borrow money for any business, object or purpose of the Corporation from time to time, without limit as to amount; to issue any kind of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the Corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the Corporation, whether at that time owned or thereafter acquired.

         8. To render service, assistance, counsel and advice to, and to act as representative or agent in any capacity (whether managing, operating, financial, purchasing, selling, advertising or otherwise) of, any corporation, firm, organization, association, or other entity.

     B. The Corporation shall possess and may exercise all powers and privileges necessary or convenient to effect any or all of the foregoing purposes, or to further any or all of the foregoing powers, and the enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the Corporation of the general powers now or hereafter conferred by the laws of the State of Tennessee upon corporations formed under the General Corporation Act of Tennessee.
                                   ARTICLE VI

     A. Authorized Shares. The maximum number of shares which the Corporation shall have authority to issue is FIFTY MILLION (50,000,000) shares of common stock with a par value of FIVE dollars ($5.00) per share and TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) shares of preferred stock without par value.

     B. No Preemptive Rights. No shareholder of any class of stock of the Corporation shall, because of his ownership of stock, have a preemptive or other right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of the Corporation issued, optioned, or sold by it after its incorporation. Any part of the capital stock and any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of the Corporation authorized by this Charter or by an amendment thereto duly filed, may at any time be issued, optioned for sale, and sold or disposed of by the Corporation pursuant to resolution of its Board of Directors to such persons and upon such terms as may to such Board seem proper without first offering such stock or securities or any part thereof to existing shareholders.

     C. Issuance of Preferred Stock in Series. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and

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as are not stated and expressed in this Charter or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

         (i)  The designation of such series.

         (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or noncumulative.

         (iii) Whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

         (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

         (v) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any other class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

         (vi) The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise; provided, however, that in no event shall any holder of any series of preferred stock be entitled to more than one vote for each share of such preferred stock held by him.

         (vii) The restrictions, if any, on the issue or reissue of any additional preferred stock.

         (viii) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

     D.  $2.375 Cumulative Preferred Stock

         1. Designation. The initial series of preferred stock without par value shall be known and designated as $2.375 Cumulative Preferred Stock (hereinafter referred to as the "Cumulative Preferred Stock"), and shall consist of THREE HUNDRED THOUSAND (300,000) shares without par value and shall have the rights, preferences and characteristics set forth below.

         2. Dividends.

              (a) The holders of shares of Cumulative Preferred Stock shall be entitled to receive dividends at the rate of $2.375 per share per annum, when, as and if declared by the Board of

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Directors out of funds legally available therefor. Dividends shall accrue from the date of original issue and shall be payable on the first days of October, January, April and July, commencing October 1, 1978. The record dates for determining holders entitled to receive such dividends shall be such dates as may be fixed by the Board of Directors.

              (b) Dividends on the Cumulative Preferred Stock shall be cumulative from the date of original issue. If such dividends shall not have been paid, or declared and set apart for payment upon all outstanding shares of Cumulative Preferred Stock, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends are paid or declared upon any shares of Common stock or any class or series of stock ranking as to dividends or assets junior to the Cumulative Preferred Stock. Whenever full cumulative dividends on all outstanding shares of Cumulative Preferred Stock shall have been paid, or declared and set apart for payment, the Board of Directors may declare dividends upon the Common Stock or any other class or series of stock junior to the Cumulative Preferred Stock, payable then or thereafter, and no holder of Cumulative Preferred Stock shall be entitled to share therein by virtue of such holding.

         3. Liquidation. Upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the Cumulative Preferred Stock shall be entitled to be paid from the assets (whether capital or surplus) of the Corporation the following amounts:

              (i) upon involuntary dissolution, liquidation or winding up, $25 per share;

              (ii) upon voluntary dissolution, liquidation or winding up, an amount per share equal to the optional redemption price prevailing on the date on which such dissolution shall have become legally effective or such liquidation or winding up shall have been authorized, or if such date shall be prior to June 1, 1980, $26.75 per share;

              plus, in every case, an amount equal to all accumulated and unpaid dividends accrued to the date fixed for final distribution to such holders, whether or not earned or declared, before any payment or distribution shall be made to the holders of the Common Stock or any class or series ranking junior as to dissolution, liquidation or winding up to the Cumulative Preferred Stock. After payment in full of such amounts to the holders of the Cumulative Preferred Stock, the holders of the Cumulative Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation, and the same shall be distributed to the holders of the Common Stock and any other class or series of stock junior as to dissolution, liquidation or winding up to the Cumulative Preferred Stock in accordance with their respective rights.

         4.   Optional Redemption

              (a) Subject to the provisions of this subsection D4, the Corporation may redeem, on or after June 1, 1980, the Cumulative Preferred Stock, or any part thereof, at the option of the Board of Directors, at the then applicable optional redemption price plus an amount equal to all accumulated and unpaid dividends accrued to the redemption date of the shares redeemed, whether or not earned

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or declared, provided, however, that not less than (30) days nor more than (60)
days prior to the date fixed for redemption, (the "Redemption Date"), a notice specifying the time and place of redemption and the redemption price shall be given to the holders of record of the shares to be redeemed by publication of such notice in one newspaper published and of general circulation in the City of Nashville, Tennessee, and in one newspaper published and of general circulation in the Borough of Manhattan, The City of New York and by mailing such notice to such holders at their addresses, as the same appear upon the stock registry books; provided, however, that if all shares of Cumulative Preferred Stock are to be redeemed, no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of such redemption.

              (b) The optional redemption price of shares of Cumulative Preferred Stock redeemed at the option of the Board of Directors shall be as follows:

$26.75 if redeemed on or after June 1, 1980 and prior to June 1, 1981;

$26.50 if redeemed on or after June 1, 1981 and prior to June 1, 1982;

$26.25 if redeemed on or after June 1, 1982 and prior to June 1, 1983;

$26.00 if redeemed on or after June 1, 1983 and prior to June 1, 1984;

$25.75 if redeemed on or after June 1, 1984 and prior to June 1, 1985;

$25.50 if redeemed on or after June 1, 1985 and prior to June 1, 1986;

$25.25 if redeemed on or after June 1, 1986 and prior to June 1, 1987;

$25.00 if redeemed on or after June 1, 1987 or thereafter.

The optional redemption price, plus dividends accrued and unpaid to the Redemption Date, shall be paid on the Redemption Date.

              (c) If less than all outstanding shares of Cumulative Preferred Stock are to be redeemed, and except as otherwise hereinafter required by the provisions of this subsection D4, such redemption shall be pro rata from each holder of record, provided that the Corporation shall not redeem a fraction of a share. If, on a strictly pro rata basis, a record holder would otherwise be entitled to have redeemed whole shares and a fractional share, only the whole shares shall be redeemed; however, if, on a strictly pro rata basis, a record holder would otherwise be entitled to have redeemed only a fractional share (and no whole shares), one full share shall be redeemed from such record holder.

                  In the event of any such partial redemption, the notice of redemption mailed as aforesaid shall inform each holder of record of shares called for redemption of the total number or proportion of shares registered in his name that have been called for redemption, but the notice of

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redemption to be published as aforesaid need not contain such information.

              (d) From and after the Redemption Date, unless default is made in the payment of the optional redemption price when due, the shares so called for redemption shall cease to be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares, other than to receive the optional redemption price on and after the date fixed for redemption without interest thereon, upon surrender of their certificates with endorsement thereof if required.

              (e) At any time after notice of optional redemption shall have been given as hereinabove provided, the Corporation may deposit, or cause to be deposited in trust, to be applied to the redemption of the shares of Cumulative Preferred Stock so called for redemption, with First American National Bank of Nashville, Nashville, Tennessee, or with some other bank or trust company organized and doing business under the laws of the United States of America or the State of Tennessee and having capital surplus and undivided profits aggregating at least ten million dollars ($10,000,000), the aggregate amount to be paid on optional redemption to the holders of the shares so to be redeemed upon surrender of the certificates for such shares. In case any holder of shares of Cumulative Preferred Stock which shall have been called for redemption shall not, within six years after such deposit, have claimed the amount deposited with respect to the redemption thereof, such bank or trust company, upon demand, shall pay over to the Corporation such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof to such holder, and such holder shall look only to the Corporation for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

              (f) Notwithstanding the foregoing optional redemption provisions, if at any time the Corporation shall have failed to declare or pay dividends in full on all shares of Cumulative Preferred Stock outstanding, then and until all arrearages of such dividends shall have been paid, or declared and set apart for payment, the Corporation shall not purchase or redeem or otherwise acquire for value (nor may moneys be paid or made available to any sinking fund for the redemption of) any shares of Cumulative Preferred Stock or any shares of Common Stock or any shares of any class or series of stock ranking as to dividends or assets equally with or junior to the Cumulative Preferred Stock except in the case of (i) a redemption of all outstanding shares of Cumulative Preferred Stock at the redemption price determined in accordance with subsections D4(a) and D4(b) above; or (ii) a purchase or other acquisition for value of shares of Cumulative Preferred Stock pursuant to and in accordance with a purchase or exchange of or made by the Corporation to all holders of record of the Cumulative Preferred Stock.

         5.   Voting Rights

              (a) Except as set forth in this subsection D5 or in any applicable statute, the holders of Cumulative Preferred Stock shall have no voting powers, nor shall they be entitled to notice of any meeting of the shareholders of the Corporation.

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              (b) If any time the Corporation shall be arrears in dividends on any shares of Cumulative Preferred Stock in an amount equal to six full quarterly dividends thereon, then, until all arrearages of dividends accumulated on all shares of Cumulative Preferred Stock shall have been paid or declared and set apart for payment, the holders of the Cumulative Preferred Stock, voting separately as a class, shall have the sole right, to the exclusion of any other class of stock, at all annual or special meetings of the shareholders of the Corporation at which directors are to be elected, to vote for and elect TWO (2) directors. At all annual or special meetings for election of directors so long as such right to elect directors shall continue, the holders of the Cumulative Preferred Stock, voting separately as a class, shall vote for and elect the directors which they are entitled to elect as aforesaid, and thereafter the holders of the Common stock and of any other stock of the Corporation having voting powers, in accordance with their respective rights, shall vote for and elect the remaining directors. At any meeting of the shareholders at which the holders of the Cumulative Preferred Stock shall have the right to vote, they shall have one vote for each share of Cumulative Preferred Stock registered on the record date for such meeting in their name on the stock registry books. The holders of the Cumulative Preferred Stock shall be entitled to notice of any meeting of the shareholders called for the election of directors at which such holders shall be entitled to vote as provided in this subsection D5(b), and at any such election the holders of one-third of the shares of Cumulative Preferred Stock outstanding shall constitute a quorum for the election of the directors whom the holders of shares of Cumulative Preferred Stock are entitled to elect, and a plurality of all votes of the Cumulative Preferred Stock represented at the meeting shall be sufficient to elect such directors.

                  Whenever all arrearages of dividends on the Cumulative Preferred Stock as aforesaid shall have been paid or declared and set apart for payment, all powers of the holders of the Cumulative Preferred Stock to vote for directors shall terminate, the term of office of all directors elected by them shall forthwith automatically come to an end, and the number of directors shall be the number elected by the other shareholders of the Corporation.

                  If the date upon which such right of the holders of the Cumulative Preferred Stock shall become vested shall be more than one hundred fifty days preceding the date of the next ensuing annual meeting of shareholders as fixed by the by-laws of the Corporation or by the Board of Directors pursuant to the By-Laws, the size of the Board of Directors shall automatically be increased by two members, and the President of the Corporation shall call a special meeting of the holders of the Cumulative Preferred Stock, to be held within sixty (60) days after such right became vested or as promptly thereafter as possible, for the purpose of electing two persons to the Board of Directors to serve until the next annual meeting and until their successors shall be elected and shall qualify. Notice of such meeting shall be mailed to each holder of record of Cumulative Preferred Stock not less than ten (10) days prior to the date of such meeting.

                  Whenever the holders of Cumulative Preferred Stock shall be entitled to elect two directors, any holder of such Cumulative Preferred Stock shall have the right, during regular business hours, in person or by duly authorized representative, to examine and to make transcripts of the stock records of the Corporation for the Cumulative Preferred Stock for the purpose of communicating with other holders of such Cumulative Preferred Stock with respect to the exercise of such right of

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election.

                  If, during any interval between annual meetings of shareholders for the election of directors and while the holders of the Cumulative Preferred Stock shall be entitled to elect two directors, the number of directors in office who have been so elected by the holders of the Cumulative Preferred Stock or who succeeded a director so elected shall, by reason of resignation, death or removal, be less than two, such vacancy shall be filled by vote of the remaining director then in office who was elected by vote of the holders of the Cumulative Preferred Stock or succeeded a director so elected or, if there be no such remaining director then in office or if such vacancy or vacancies be not so filled within forty (40) days after the creation thereof, the President of the Corporation shall promptly call a special meeting of the holders of the Cumulative Preferred Stock and such vacancy or vacancies shall be filled by vote at such special meeting.

                  Any director elected by the holders of the Cumulative Preferred Stock or who succeeded a director so elected may be removed from office by vote of the holders of a majority of the shares of such stock. A special meeting of the holders of shares of such stock may be called by a majority vote of the Board of Directors for the purpose of removing such a director. The President of the Corporation shall, as promptly as practicable after delivery to the Corporation at its principal office of a request to such effect signed by the holders of at least ten percent (10%) of the outstanding shares of Cumulative Preferred Stock, call a special meeting of the holders of such stock for such purpose to be held within SIXTY (60) days or as soon thereafter as possible after the delivery of such request.

              (c) So long as any Cumulative Preferred Stock shall be outstanding, the Corporation shall not without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all shares of Cumulative Preferred Stock at the time outstanding (but may do so with such vote when so authorized by its Board of Directors and also by vote of the holders of any other class or series of stock which may then be required) (i) authorize or create or increase the authorized amount of any stock ranking as to dividends or assets prior to the Cumulative Preferred Stock or any security convertible into or exchangeable for or carrying rights to purchase any such prior stock; (ii) otherwise alter, change or cancel any of the provisions, preferences, rights or powers of any shares of Cumulative Preferred Stock in any manner which will adversely affect any shares of Cumulative Preferred Stock then outstanding;
(iii) sell, transfer or lease (otherwise than as security) its property and assets as an entirety or substantially as an entirety, provided that this restriction shall not apply to such a sale, transfer or lease if none of the provisions, preferences, rights or powers of the Cumulative Preferred Stock will be adversely affected; or (iv) merge or consolidate with or into any other corporation, provided, however, that this restriction shall not apply to, nor shall it operate to prevent, the consolidation of merger of the Corporation with or into another corporation if none of the provisions, preferences, rights or powers of the Cumulative Preferred Stock or the holders thereof will be adversely affected thereby.

              (d) So long as any Cumulative Preferred Stock shall be outstanding, the Corporation shall not without the affirmative vote of the holders of at least a majority of the shares of Cumulative

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Preferred Stock present in person or by proxy at a meeting at which holders of at least a majority of the outstanding shares of Cumulative Preferred Stock are so present (but may do so with such vote when so authorized by its Board of Directors and also by vote of the holders of any other class or series of stock which may then be required: (i) authorize or create or increase the authorized amount of any other class or series of stock ranking as to dividends or assets equally with the Cumulative Preferred Stock or of any security convertible into or exchangeable for or carrying rights to purchase any such pari passu stock, or
(ii) increase the authorized amount of Cumulative Preferred Stock.

              (e) Notwithstanding the provisions of subsections D5(b), D5(c) or D5(d) hereof, the holders of the Cumulative Preferred Stock shall not have any rights under the provisions of this subsection D5 to vote on any matter specified therein if, in connection with the accomplishment of such matter, provision is to be made for the redemption of all the Cumulative Preferred Stock at the time outstanding.

         6.   Redemption in the Event of Owner's Death.

              (a) Subject to the limitations set forth in this subsection D6, from and after January 1, 1979, the Corporation, upon the death of any owner of any shares of Cumulative Preferred Stock, shall redeem within sixty (60) days following receipt by the Corporation of written notice therefor from such owner's personal representative(s) or surviving joint tenant(s), and of such deceased owner's shares as shall be specified in such notice at a redemption price of $25.00 per share plus accrued and unpaid dividends. The maximum number of shares of Cumulative Preferred Stock which the Corporation shall be required to redeem in any calendar year pursuant to this subsection D6 shall be 7,500 shares, and such shares will be redeemed in order of their tender to the Corporation for redemption. The Corporation may, but shall not be obligated to, redeem shares prior to January 1, 1979 and redeem in any calendar year shares of Cumulative Preferred Stock in excess of the 7,500 share maximum. If shares in excess of the 7,500 share maximum are tendered in a calendar year by the personal representative(s) or surviving joint tenant(s)of a deceased owner, such excess shares will be held by the Corporation and will be redeemed (up to the 7,500 maximum) as soon as possible in the next calendar year, unless the tender for redemption is withdrawn by the personal representative(s) or surviving joint tenants(s) by written notice received by the Secretary of the Corporation prior to payment of the redemption price therefor. Shares tendered pursuant to this subsection D6 must be accompanied by (1) a written request for redemption signed by the personal representative(s) or surviving joint tenant(s), (2) appropriate evidence of ownership and authority, (3) the certificates for the shares to be redeemed, and (4) such waivers by taxing authorities and other documents as may be required by counsel to the Corporation.

                  The Corporation shall not be required to redeem any shares pursuant to this subsection D6, if such redemption would be prohibited by subsection D4(f) hereof or the provisions of any law or statute, or the provisions of any loan agreement or indenture to which the Corporation or any of its subsidiaries is now or may hereafter be bound; provided, however neither the Corporation nor any of its subsidiaries will enter into any loan agreement or indenture which would immediately upon its execution or effectiveness prohibit such redemption by its express terms or by the operation of any formula contained herein.

     E. Series A Junior Preferred Stock. Pursuant to the authority vested in the Board of Directors in accordance with the provisions of this Article VI of the Charter, the Board of Directors does hereby create, authorize and provide for the issuance of Series A Junior Preferred Stock out of the class of 2,500,000 shares of preferred stock, no par value (the "Preferred Stock"), having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

         1. Designation and Amount. The shares of such series shall be designated as Series A Junior Preferred Stock ("Series A Preferred Stock") and the number of shares constituting such series shall be 250,000. Such number of shares may be adjusted by appropriate action of the Board of Directors.

         2.   Dividends and Distributions.

              (a) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of preferred stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose,

                  (i) quarterly dividends payable in cash on the 1st day of January, April, July and October in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series A Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (x) $.01 or (y) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the common stock of the Corporation, par value $5.00 per share, (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock. In the event that the Corporation shall at any time after December 27, 1988 (the "Rights Declaration Date") (i) declare or pay any dividend on outstanding shares of Common Stock payable in shares of Common Stock, or (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

              (b) The Corporation shall declare a dividend or distribution on Units of Series A Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per Unit on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

              (c) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series A Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         3. Voting Rights. The holders of Units of Series A Preferred Stock shall have the following voting rights:

              (a) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

              (b) Except as otherwise provided herein or by law, the holders of Units of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

              (c)(i) If at any time dividends on any Units of Series A
Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series A Preferred Stock voting separately as a class, shall have the right, at the next meeting of shareholders called for the election of directors (the "Next Meeting"), to elect two directors (the "New Directors" or individually, "New Director"), which directors shall be in addition to the number previously set by the Board of Directors pursuant to Article III of the by-laws. One of the New Directors shall serve as a member of the class of directors being elected for a three-year term and the other New Director shall serve as a member of the class of directors whose remaining term at the Next Meeting is two years and until their successors are elected by such holders and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid dividends upon the outstanding Units of Series A Preferred Stock shall have been paid (or set aside for payment) in full. The New Directors may be removed and replaced by such holders, and vacancies in such directorships may be filled only by such holders (or the remaining directors elected by such holders if there be one) in the manner permitted by law. After the holders of Units of Series A Preferred Stock have exercised their right to elect directors during any default period, the number of directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series A Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to the Series A Preferred Stock.

                  (ii)Immediately upon the expiration of a default period (x) the right of holders of Units of Series A Preferred Stock as a separate class to elect directors shall cease, (y) the term of any directors elected by the holders of Units of Series A Preferred Stock as a separate class shall terminate, and (z) the number of directors shall be such number as may be provided for prior to any increase made pursuant to the provisions of paragraph 3(c)(i) of this paragraph 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Charter or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

                  (iii) The provisions of this paragraph (c) shall govern the election of directors by holders of Units of Series A Preferred Stock during any default period notwithstanding any provisions of the Charter to the contrary.

              (d) Except as set forth herein or required by law, holders of Units of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for the taking of any corporate action.

         4.   Certain Restrictions.

              (a) Whenever quarterly dividends or other dividends or distributions payable on Units of Series A Preferred Stock as provided in paragraph 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Preferred Stock shall have been paid (or set aside for payment) in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior to the Series A Preferred Stock;

                  (ii)declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, except for dividends paid ratably on Units of Series A Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any Units of Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

              (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

         5. Reacquired Shares. Any Units of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         6.   Liquidation, Dissolution or Winding Up.

              (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made,

                  (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of Units of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (b), the greater of either (y) $80.00 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (z) the amount equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on Units of Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Preferred Stock are entitled under clause
(i)(y) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

              (b) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, or (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(z) of paragraph (a) of this paragraph 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         7. Share Exchange, Merger, Etc. In case the Corporation shall enter into any share exchange, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, or (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         8. Redemption. The Units of Series A Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire Units of Series A Preferred Stock in any other manner permitted by law and the Charter or by-laws of the Corporation.

         9. Ranking. The Units of Series A Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

         10. Amendment. The Charter, including without limitation the provisions hereof, shall not hereafter be amended, either directly or indirectly, or through merger or share exchange with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect the holders thereof adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Preferred Stock, voting separately as a class.

         11. Fractional Shares. The Series A Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                                   ARTICLE VII

     The amount of capital with which this Corporation will begin business shall be (not less than one thousand) One Thousand ($1,000.00) Dollars; and when such amount so fixed shall have been subscribed for, all subscriptions of the stock of this Corporation shall be enforceable and it may proceed to do business in the same manner and as fully as though the maximum number of shares authorized under the provisions of the preceding section hereof shall have been subscribed for.

                                  ARTICLE VIII

     A. By-laws. The by-laws of the Corporation may be made, altered, amended or repealed by the Board of Directors.

     B. Indemnification. Indemnification for directors, officers, employees and agents of the Corporation may be provided either directly or through the purchase of insurance, by the Corporation from time to time to the fullest extent and in the manner permitted by law.

         To the full extent from time to time permitted by law, including without limitation the Tennessee Business Corporation Act, as currently in effect or as it may be amended from time to time, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of any fiduciary duty as a director. Neither the amendment or repeal of this Article VIII (B), nor the adoption of any provision of this Charter inconsistent with this Article VIII (B), shall reduce or eliminate the protection afforded by this Article VIII (B) to a director in respect of any matter which occurred, or any cause of action or claim which but for this
Article VIII (B) would have accrued or arisen, prior to such amendment, repeal or adoption.

     C. Issuance of Bonds, Debentures or Obligations. Authority is hereby expressly vested in the Board of Directors to issue bonds, debentures or obligations of this Corporation and to fix all of the terms thereof including without limitation the interest to be paid thereon, the convertibility or non-convertibility thereof and other provisions with regard thereto.

                                   ARTICLE IX

     The Board of Directors may take without a meeting on written consent any action which they are required or permitted to take by the Charter, by-laws or statutes provided such consent sets forth the action taken and is signed by all the directors.

                                    ARTICLE X

     A. Voting Requirement. In addition to any affirmative vote required by law or any other Article of this Charter, and except as otherwise expressly provided in Section B of this Article, any Business Combination shall require an affirmative vote of (i) seventy-five percent (75%) of the votes entitled to be cast by all holders of Voting Stock (as defined herein) voting together as a single class at a meeting of shareholders called for such purpose and, in addition thereto, (ii) a majority of the votes entitled to be cast by all holders of Voting Stock, other than shares of Voting Stock which are Beneficially Owned (as defined herein) by the Interested Shareholder (as defined herein), voting together as a single class at a meeting of shareholders called for such purpose. Such affirmative vote shall be required notwithstanding the fact that a vote would not otherwise be required, or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

     B. When Voting Requirement Not Applicable. The provisions of Section A of this Article shall not be applicable to any Business Combination which shall have been approved by a majority of the Disinterested Directors or as to which all of the conditions specified in subsections B(1), B(2) and B(3) shall have been met:

         1. Fair Prices. The aggregate amount per share of the cash and the Fair Market Value (as defined herein), as of the Announcement Date, of the consideration other than cash to be received in such Business Combination by holders of shares of the respective classes and series of outstanding capital stock of the Corporation shall be at least equal to the highest of the following:

              (a) if applicable, the highest per share price (adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) paid to acquire any shares of such respective classes and series Beneficially Owned by the Interested Shareholder during the Pre-announcement period (as defined herein);

              (b) The highest per share price (adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) paid to acquire any shares of such respective classes and series Beneficially Owned by the Interested Shareholder in the transaction in which the Interested Shareholder became an Interested Shareholder;

              (c) The Fair Market Value per share of such respective classes and series on the Announcement Date (as defined herein);

              (d) The Fair Market Value per share of such respective classes and series on the Determination Date (as defined herein); or

              (e) The amount per share of any preferential payment to which shares of such respective classes and series are entitled in the event of a liquidation, dissolution or winding up of the Corporation.

         2. Form of Consideration. The consideration to be received by holders of each particular class and series of outstanding capital stock of the Corporation in a Business Combination shall be: (i) cash or (ii) if the majority of the shares of any particular class or series of the capital stock of the Corporation Beneficially Owned by the Interested Shareholder shall have been acquired for a consideration in a form other than cash, the same form of consideration used to acquire the largest number of shares of such class or series previously acquired and Beneficially Owned by the Interested Shareholder.

         3. Other Requirements. After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination, except as approved by a majority of the Disinterested Directors, there shall have been:

              (a) No failure to declare and pay in full, when and as due, any dividends on any class or series of Preferred Stock (as defined herein) (whether cumulative or not), except on any class or series of Preferred Stock as to which dividends were in arrears on the Determination Date;

              (b) No reduction in the quarterly rate of dividends on the Corporation's Common Stock below the dividends paid during the dividend quarter of the Corporation ended immediately prior to the Determination Date, except any reduction in dividends necessary to fairly reflect any stock dividend, split, recapitalization, reclassification or other such reorganization;

              (c) No failure to increase the quarterly rate of any dividends per share paid on the Corporation's Common Stock to fairly reflect any stock combination, recapitalization, reclassification or other such reorganization which has the effect of reducing the number of outstanding shares of Common Stock;

              (d) No increase in the number of shares of the capital stock of the Corporation Beneficially Owned by the Interested Shareholder, except: (i) as a part of the transaction that resulted in the Interested Shareholder becoming an Interested Shareholder or (ii) to consummate the Business Combination in compliance with the provisions of this Article.

              (e) No loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation or its subsidiaries for the benefit, directly or indirectly, of the Interested Shareholder, whether in anticipation of or in connection with such Business Combination or otherwise;

              (f) No material change in the Corporation's business or capital structure or the business or capital structure of any subsidiary of the Corporation effected, directly or indirectly, by or for the benefit of the Interested Shareholder; and

              (g) A proxy or information statement mailed at least thirty (30) days prior to the completion of the Business Combination to all the holders of Voting Stock (whether or not shareholder approval of the Business Combination is required) which proxy or information statement shall (i) describe the Business Combination, (ii) include in a prominent place the recommendations, if any, of a majority of the Disinterested Directors as to the advisability or inadvisability of the Business Combination; (iii) if deemed advisable by a majority of the Disinterested Directors, include an opinion of a reputable investment banking firm or other expert as to the fairness or unfairness of the terms of the Business Combination from the point of view of the shareholders other than the Interested Shareholder (such investment banking firm to be selected by a majority of the Disinterested Directors and to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion) and (iv) be responsive to the pertinent provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any laws supplementing or superseding such Act, rules and regulations, whether or not such proxy or information statement is required by law to be furnished to any holders of Voting Stock.

     C.  Definitions.  As used in Articles X, XI, and XII:

         1. "Business Combination" means any of the transaction described below:

              (a) Any merger or consolidation of the Corporation or any Subsidiary (as defined herein) with: (i) any Interested Shareholder or (ii) any corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as defined herein) of an Interested Shareholder;

              (b) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions: (i) to or with any Interested Shareholder or Affiliate of any Interested Shareholder of any assets (including securities) of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more or (ii) to or with the Corporation or any Subsidiary of any assets (including securities) of any Interested Shareholder or any Affiliate of an Interested Shareholder having an aggregate Fair Market Value of $1,000,000 or more;

              (c) The issuance or transfer by the Corporation or any Subsidiary in one transaction or a series of transactions, of any securities of the Corporation or any Subsidiary to any Interested Shareholder or an Affiliate of any Interested Shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate Fair Market Value of $1,000,000 or more;

              (d) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder;

              (e) Any reclassification of securities (including any reverse stock split) or any recapitalization or reorganization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities of the Corporation or any Subsidiary (including securities convertible into equity securities) which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder; or

              (f) Any other transaction or series of transactions that is similar in purpose or effect to those referred to in (a) through (e) of this subsection C(1).

         2. "Voting Stock" means the Common Stock and those classes of Preferred Stock which would then be entitled to vote in the election of directors.

         3. "Beneficially Owned," with respect to any securities, means the right or power (directly or indirectly through any contract, understanding or relationship) (i) vote or direct the voting of such securities (ii) to dispose or direct the disposition of such Securities, or (iii) to acquire such voting or investment power, whether such right or power is exercisable immediately or only after the passage of time.

         4. "Interested Shareholder" means any Person (as defined herein) or member of a Group of Persons (as defined herein) who or which, together with any Affiliate or Associate (as defined herein) of such Person or member, Beneficially Owns (within the meaning of subsection C(3) above) ten percent or more of the outstanding Voting Stock of the Corporation.

         5. "Person" means any individual, firm, corporation, partnership, joint venture or other entity.

         6. "Group of Persons" means any two or more Persons who or which are acting or have agreed to act together for the purpose of acquiring, holding, voting or disposing of any Voting Stock of the Corporation.

         7. "Disinterested Director" means any member of the Board of Directors of the Corporation who is not an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder and who (i) was a member of the Board of Directors prior to the time the Interested Shareholder became an Interested Shareholder or (ii) was elected or recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors.

         8. "Fair Market Value" means: (i) in the case of stock, the highest sale price during the 30 day period immediately preceding the date in question of a share of such stock on the NASDAQ National Market System, or if such stock is listed on an exchange registered under the Securities Exchange Act of 1934, on the principal exchange on which such stock is listed, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

         9. "Pre-announcement Period" means the two-year period ending at 11:59 p.m., Nashville time, on the Announcement Date.

         10. "Announcement Date" means the date of the first public announcement of the proposal of the Business Combination.

         11. "Determination Date" means the date on which the Interested Shareholder becomes an Interested Shareholder.

         12. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

         13. "Affiliate," used to indicate a relationship with a specified Person, means another Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

         14. "Associate," used to indicate a relationship with a specified Person, means (i) any corporation or other similar organization (other than the Corporation or a Subsidiary) of which such specified Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified Person, or any relative of such spouse who has the same home as such Person and (iv) any other Person or Affiliate of a Person who directly or indirectly has received more than $50,000 for services or property from the specified Person or from an Affiliate of the specified Person during any year of the preceding five calendar years or who can reasonably be expected to receive more than such amount in the current calendar year under any existing agreement or agreements or understandings with such specified Person or an Affiliate of such specified Person.

         15. "Preferred Stock" means all classes or series of the Corporation's capital stock other than Common Stock.

     D. Powers of Disinterested Directors. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including without limitation (i) whether a Person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any Person, (iii) whether a Person is an Affiliate or Associate of another, (iv) whether the requirements of Section B, have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value of $1,000,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article.

     E. No Effect on Preferential Rights. The provisions of this Article shall not affect in any way the amount or form of consideration that any holder of shares of the Corporation's capital stock is entitled to receive upon the liquidation or dissolution of the Corporation or any other preferential rights of the holders of such shares.

     F. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     G. Amendment or Repeal. In addition to any affirmative vote required by law, an affirmative vote at least equal to the vote of seventy-five percent (75%) of the votes entitled to be cast by all holders of Voting Stock voting together as a single class, and addition thereto and (ii) a majority of the votes entitled to be cast by all holders of Voting Stock, other than shares of Voting Stock which are Beneficially Owned by an Interested Shareholder, voting together as a single class, shall be required to amend or repeal, or adopt any charter provisions inconsistent with this Article. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                                   ARTICLE XI

     A. The Board of Directors shall consist of not less than nine (9) nor more than twenty-seven (27), the exact number of directors to be established from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). At the annual meeting of shareholders held in 1985, the directors shall be divided into three classes, as nearly equal in number as possible with a one year term of office for the first class, a two year term of office for the second class and a three year term of office for the third class. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a three year term of office. Each director shall hold office for the term for which that person was elected and until his or her successor shall have been elected or qualified.

     B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for the unexpired term of his or her predecessor, or if there is no such predecessor, until the next annual meeting of shareholders. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

     C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed (but only for cause as defined in the Tennessee General Corporation Act) from office at any time by the affirmative vote of seventy-five percent (75%) of the votes entitled to be cast by all holders of voting stock, voting together as a single class at a meeting called for such purpose. If the holders of any series of Preferred Stock then outstanding are entitled to elect one or more directors, the provision of the foregoing sentence shall not apply, in respect of the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that series and the rights of the holders of such shares shall be as set forth in this Charter and in the certificate of designation establishing such series.

     D. Notwithstanding any other provision of this Charter or any provision of applicable law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of holders of any particular class or series of the capital stock of the Corporation entitled to vote by applicable law or by the terms of such class or series, this Article may not be altered, amended or repealed except upon the affirmative vote of the holders of seventy-five percent (75%) of the votes entitled to be cast by all holders of Voting Stock, voting together as a single class at a meeting called for such purpose, and, in addition thereto (ii) a majority of the votes entitled to be cast by all holders of voting stock, other than shares of voting stock which are Beneficially Owned by an Interested Shareholder, voting together as a single class.

                                   ARTICLE XII

     The Board of Directors of the Corporation, when evaluating any offer of a Person, other than the Corporation itself, to (a) make a tender or exchange offer for any equity security of the Corporation or any other security of the Corporation convertible into an equity security, (b) merge or consolidate the Corporation with another Person or purchase or (c) otherwise acquire all or substantially all of the properties and assets of the Corporation (an "Acquisition Proposal"), shall consider all relevant factors, including without limitation, the consideration being offered in the Acquisition Proposal in relation to the then-current market price, in relation to the then-current value of the Corporation in a freely negotiated transaction, and in relation to the Board of Directors' then estimate of the future value of the Corporation as an independent entity, the social and economic effects on the employees, customer, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located and the desirability of maintaining the Corporation's independence from other entities.

                             ARTICLES OF CORRECTION
                            TO THE RESTATED CHARTER
                                       OF
                           FIRST AMERICAN CORPORATION



         Pursuant to the provisions of Section 48-11-305 of the Tennessee Business Corporation Act ("TBCA"), the undersigned hereby adopts the following Articles of Correction.

         A. The document to be corrected is the Restated Charter of First American Corporation (the "Restated Charter") which was filed with the office of the Tennessee Secretary of State on January 13, 1997.

         B. The incorrect statement, located in Article VI, Section D(1) of the Restated Charter, was the result of a typographical error and reads as follows:

                      D.    $2.375 Cumulative Preferred Stock

                      Designation. The initial series of preferred stock without par value shall be known and designated as $2.375 Cumulative Preferred Stock (hereinafter referred to as the "Cumulative Preferred Stock"), and shall consist of TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) shares without par value and shall have the rights, preferences and characteristics set forth below.

         C. Article VI, Section D(1) of the Restated Charter is hereby corrected to read as follows:

                      D.    $2.375 Cumulative Preferred Stock

                      Designation. The initial series of preferred stock without par value shall be known and designated as $2.375 Cumulative Preferred Stock (hereinafter referred to as the "Cumulative Preferred Stock"), and shall consist of 300,000 shares without par value, and shall have the rights, preferences and characteristics set forth below.


                                         FIRST AMERICAN CORPORATION



                                         By:    /s/ Mary Neil Price
                                              --------------------------------
                                              Mary Neil Price
                                              Executive Vice President, Deputy
                                              General Counsel and Assistant
                                              Corporate Secretary

                 ARTICLES OF AMENDMENT TO THE RESTATED CHARTER
                                       OF
                           FIRST AMERICAN CORPORATION



         Pursuant to the provisions of Section 48-16-102 and 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Charter:

         1.  The name of the corporation is First American Corporation.

         2.  The amendment adopted is as follows:

             Subsection (E)(1) of Article VI of the corporation's Charter is amended to read as follows:

                 "1. Designation and Amount. The shares of such series shall be designated as Series A Junior Preferred Stock ("Series A Preferred Stock") and the number of shares constituting such series shall be 500,000. Such number of shares may be adjusted by appropriate action of the Board of Directors."

         3. The amendment was duly adopted by the Board of Directors on March 20, 1997, without shareholder action, no such action being required.

         4.  The amendment shall become effective upon filing.


                                         FIRST AMERICAN CORPORATION



                                         By:    /s/ Mary Neil Price
                                              --------------------------------
                                              Mary Neil Price
                                              Executive Vice President
                                              Deputy General Counsel

                 ARTICLES OF AMENDMENT TO THE RESTATED CHARTER
                                       OF
                           FIRST AMERICAN CORPORATION



         Pursuant to the provisions of Sections 48-20-102 and 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Charter:

         1.  The name of the corporation is First American Corporation.

         2.  The amendment adopted is as follows:

             Section (A) of Article VI of the corporation's Charter is amended to read as follows:

             "A. Authorized Shares. The maximum number of shares which the Corporation shall have authority to issue is ONE HUNDRED MILLION (100,000,000) shares of common stock with a par value of TWO dollars and FIFTY cents ($2.50) per share and TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) shares of preferred stock without par value."

         3. The amendment was duly adopted by the Board of Directors on April 17, 1997, without shareholder action, no such action being required.

         4.  The amendment shall become effective at 12:01 AM on May 9, 1997.


                                         FIRST AMERICAN CORPORATION



                                         By:    /s/ Mary Neil Price
                                              --------------------------------
                                              Mary Neil Price
                                              Executive Vice President
                                              Deputy General Counsel

                  ARTICLES OF AMENDMENT TO THE RESTATED CHARTER
                                       OF
                           FIRST AMERICAN CORPORATION



         Pursuant to the provisions of Sections 48-16-102, 48-20-102, 48-20-103 and 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Restated
Charter:

         1.       The name of the corporation is First American Corporation.

         2.       The amendments adopted are as follows:

                  Section (A) of Article VI of the corporation's Restated Charter is amended to read as follows:

                  "A. Authorized Shares. The maximum number of shares which the Corporation shall have authority to issue is TWO HUNDRED MILLION (200,000,000) shares of common stock with a par value of TWO dollars and FIFTY cents ($2.50) per share and TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) shares of preferred stock without par value."

                  Subsection (E)(1) of Article VI of the corporation's Charter is amended to read as follows:

                  "1. Designation and Amount. The shares of such series shall be designated as Series A Junior Preferred Stock ("Series A Preferred Stock") and the number of shares constituting such series shall be 1,250,000. Such number of shares may be adjusted by appropriate action of the Board of Directors."

         3. On April 16, 1998, the amendment of Section (A) of Article VI was duly adopted by the shareholders. The amendment of Subsection (E)(1) of Article VI was duly adopted by the Board of Directors on April 16, 1998, without shareholder action, no such action being required.

         4.       These amendments shall become effective on the date of filing.



                                    FIRST AMERICAN CORPORATION



                                    By:  /s/ Mary Neil Price
                                         ------------------------
                                         Mary Neil Price
                                         Executive Vice President
                                         General Counsel